EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Movado Group, Inc. of our report dated March 23, 2023 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Movado Group, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2023.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 30, 2023